                                    [graphic]

                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                   The REGISTRY
                             "Serving your business"
                                                                           92327

                                                                 27 January 2006

On the basis of the information supplied to the Jersey Financial Services
Commission ("the Commission"), CONSENT IS HEREBY GRANTED, pursuant to the
Control of Borrowing (Jersey) Order, 1958, as amended, to

           HSBC CARDS SECURITISATION FUNDING LIMITED ("the Company")

to issue up to 2 shares of a nominal value of(pound)1.00 each.

This Consent is issued subject to the following conditions:

That the Company be used solely for the purpose expressly or impliedly agreed with the Commission.

That there shall be no issue of shares by the Company to any person other than to Bedell Trustees Limited as trustees of the Turquoise Charitable Trust or its nominees, nor any transfer of or any dealing whatsoever in the issued shares of the Company nor retirement nor any changes in the trusteeship of the Turquoise
Charitable Trust without the prior approval of the Commission.

The granting of this consent must not be taken to imply that any other consents required by the Company from the Commission will necessarily be forthcoming.

It must be distinctly understood that, in giving this consent, the Commission takes no responsibility for the financial soundness of any schemes or for the correctness of any statements made, or opinions expressed, with regard to them.

                                /s/ Julian Lamb
                            For and on behalf of the
                      Jersey Financial Services Commission

Under Article 13 of the Companies (Jersey) Law 1991, as amended, Jersey companies shall end (a) with the word "Limited" or the abbreviation "Ltd" or (b)
with the words "avec responsabilite limitee" or the abbreviation "a.r.l". A company which uses (a) or (b) may, in setting out or using its name for any purpose under this law, do so in full or in the abbreviated form, as it prefers.

Registrar: David Carse OBE              Deputy Registrar: Julian S Lamb FCCA FSI

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          P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
        TELEPHONE: +44 (0) 1534 822030 FACSIMILE: +44 (0) 1534 822003
          E-MAIL: registry@jerseyfsc.org INTERNET: www.jerseyfsc.org

                                   [graphic]
                           JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                  The REGISTRY         Our ref: JSL/JL1/UT.X1747
                             "Serving your business"                    CC 92327

                                                                     7 June 2006

                  TURQUOISE FUNDING 1 LIMITED (THE "COMPANY")
                 A company incorporated under the Laws of Jersey

On the basis of the information provided to the Jersey Financial Services
Commission (the "COMMISSION"), CONSENT IS HEREBY GRANTED pursuant to the Control of Borrowing (Jersey) Order 1958, as amended (the "ORDER") to the Company to issue limited recourse loan notes (the "NOTES") pursuant to the credit card receivables programme (the "PROGRAMME") relating to the receivables originated or purchased by HSBC Bank Plc substantially in accordance with the terms and conditions (save for necessary changes in respect of the relevant notes for each series) of the Notes contained in draft Terms and Conditions submitted to the
Commission by Bedell Cristin under cover of a letter dated 5 June 2006.

This consent is granted subject to the following conditions:

(a)   that the issue by or on behalf of the Company of prospectuses, explanatory memoranda or other documents offering for subscription, sale or exchange any securities or listing particulars, other than a prospectus (as defined in the Companies (Jersey) Law 1991, as amended) to which a Registrar's consent has been granted pursuant to the Companies (General Provisions)
      (Jersey) Order 2002, will be subject to the prior consent of an officer of the Commission; and

(b)   that at any time the outstanding aggregate principal amount of Notes issued by the Company under the Programme shall not exceed the Sterling equivalent of US$10,000,000,000 (or other currency equivalent); and

(c)   that there shall be no change in:

      the Administrator; or
      the Security Trustee; or
      the Agent Bank; or
      the ownership of the Company;

      without the prior approval of an officer of the Commission; and

(e)   that, except for temporary periods not exceeding two months (unless a longer period is agreed in writing by an officer of the Commission), the board of the Company shall include at least one director who is resident in Jersey and who has been confirmed by an officer of the Commission as being acceptable to the Commission; and

(f)   that the prior approval of an officer of the Commission be sought and obtained to any changes associated with the Company or the Notes, unless the changes would not materially affect the

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L:\Divisions\Authorisation - Registry\Administration\SPV Consent Docs\Consent
Docs Jun 06\UT.X1747 Turquoise Funding 1 Limited R Shah 05.06.06.doc

          P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
         TELEPHONE: +44 (0) 1534 822030 FACSIMILE: +44 (0) 1534 822003
          E-MAIL: registry@jerseyfsc.org INTERNET: www.jerseyfsc.org

Personal data provided to the Commission - a data controller as defined in the
Data Protection (Jersey) Law 2005 - will be used by the Commission to discharge its statutory, administrative and operational functions. Further information may be found in the Commission's Data Protection policy, copies of which are available on request from the Commission and which may also be found on
www.jerseyfsc.org

                                   [graphic]
                           JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                  The REGISTRY         Our ref: JSL/JL1/UT.X1747
                             "Serving your business"                    CC 92327

                                                                     7 June 2006

import of the information previously supplied in connection with the application for this consent; and

(g)   that this consent shall expire (without prejudice to the validity of any
      Notes issued by the Company pursuant to the Programme) on 31 May 2026 unless renewed by the written agreement of an officer of the Commission pursuant to this paragraph prior to such date; and

(h)   that, if a qualified audit report is given in respect of the Company's accounts the board of directors of the Company shall advise the Commission of that fact, and shall provide a copy of the relevant audited report and accounts, within seven days of the audit report being delivered to the
      Company; and

(i)   that the board of directors of the Company shall immediately advise the
      Commission if the Company defaults on any security issued; and

(j)   that at the same time as submitting the Company's Annual Return the directors shall provide a separate confirmation in the following format:
      "The directors having taken reasonable steps to ascertain the position, confirm that to the best of their knowledge there have been no breaches of
      [this consent], other than those (if any) previously disclosed to the
      Commission"; and

It must be distinctly understood that in giving this consent the Commission does not take any responsibility for the financial soundness of any schemes or for the correctness of any statements made or opinions expressed with regard to them. A disclaimer to the effect contained in the previous sentence must be included in any prospectus or other invitation of subscription that contains a reference to this consent.

/s/ Julian Lamb

For and on behalf of the
Jersey Financial Services Commission

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L:\Divisions\Authorisation - Registry\Administration\SPV Consent Docs\Consent
Docs Jun 06\UT.X1747 Turquoise Funding 1 Limited R Shah 05.06.06.doc

          P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
      TELEPHONE: +44 (0) 1534 822030 FACSIMILE: +44 (0) 1534 822003
       E-MAIL: registry@jerseyfsc.org  INTERNET: www.jerseyfsc.org

Personal data provided to the Commission - a data controller as defined in the
Data Protection (Jersey) Law 2005 - will be used by the Commission to discharge its statutory, administrative and operational functions. Further information may be found in the Commission's Data Protection policy, copies of which are available on request from the Commission and which may also be found on
www.jerseyfsc.org